EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-96069
(To Prospectus dated July 3, 2003)


                     [INTERNET INFRASTRUCTURE HOLDRS LOGO]


                        1,000,000,000 Depositary Receipts
                    Internet Infrastructure HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003, relating to the sale of up to 1,000,000,000 depositary receipts by the Internet Infrastructure HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                                     Primary
                                                                     Share           Trading
                    Name of Company                   Ticker        Amounts          Market
         -----------------------------------------  ----------    -----------      -----------
         Akamai Technologies Inc.                      AKAM               3          NASDAQ
         BEA Systems, Inc.                             BEAS              10          NASDAQ
         BroadVision, Inc.                             BVSN               1          NASDAQ
         E.piphany, Inc.                               EPNY             1.5          NASDAQ
         InfoSpace, Inc.                               INSP             0.8          NASDAQ
         InterNAP Network Services Corporation         INAP               5          NASDAQ
         Kana Software, Inc.                           KANA             0.2          NASDAQ
         NaviSite, Inc.                                NAVI           .1333          NASDAQ
         Openwave Systems Inc.(1)                      OPWVD       1.073667          NASDAQ
         Portal Software, Inc.(2)                      PRSF             1.2          NASDAQ
         RealNetworks, Inc.                            RNWK               6          NASDAQ
         VeriSign, Inc.                                VRSN            6.15          NASDAQ
         Vignette Corporation                          VIGN               6          NASDAQ
         Vitria Technology, Inc.                       VITR               1          NASDAQ

         ----------------------
         (1) Openwave Systems Inc. announced a 1-for-3 reverse stock split on its common stock effective as of October 22, 2003. As of October 24, 2003 the share amount of Openwave Systems Inc. represented by a round lot of 100 Internet Infrastructure HOLDRS is 1.073667.

         (2) Portal Software Inc. announced a 1-for-5 reverse stock split on its common stock effective as of September 29, 2003. As of October 1, 2003 the share amount of Portal Software Inc. represented by a round lot of 100 Internet Infrastructure HOLDRS is 1.2.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions

          The date of this prospectus supplement is December 31, 2003.